UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2017

ARALEZ PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37691	98-1283375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 West Credit Avenue, Suite 101, Mississauga, Ontario, Canada	L5N 0E4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 876-1118

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2017, Aralez Pharmaceuticals Inc. (the “Company”) received a written letter of resignation (the “Resignation Letter”) from Jason M. Aryeh stating that he resigned, effective June 7, 2017, from his position on the Board of Directors (the “Board”) of the Company.  Mr. Aryeh did not resign from the Board as a result of any current dispute or disagreement with the Company.  Mr. Aryeh was a valued member of the Board during the period he served as a director.

A copy of the Resignation Letter is filed as Exhibit 17.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

In connection with Mr. Aryeh’s resignation from the Board, the Compensation Committee of the Board agreed to extend the expiration date and vesting of Mr. Aryeh’s options to purchase shares of the Company’s common stock and Restricted Stock Units of the Company, in each case, until June 7, 2018.

Item 9.01.  Financial Statements and Exhibits

(d) List of Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Amendment to Nonqualified Stock Option Award Agreements, dated June 7, 2017
10.2	Amendment to Restricted Stock Unit Award Agreement, dated June 7, 2017
17.1	Resignation Letter from Jason M. Aryeh, dated June 6, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2017	ARALEZ PHARMACEUTICALS INC.

	By:	/s/ Eric L. Trachtenberg
Eric L. Trachtenberg
General Counsel, Chief Compliance Officer and Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Amendment to Nonqualified Stock Option Award Agreements, dated June 7, 2017
10.2	Amendment to Restricted Stock Unit Award Agreement, dated June 7, 2017
17.1	Resignation Letter from Jason Aryeh, dated June 6, 2017